UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2014

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

(440) 715-1300

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2014, the Board of Directors (the “Board”) of Energy Focus, Inc. (the “Company”) appointed Thomas S. Swidarski to the Board to fill an existing vacancy. Mr. Swidarski will serve as a director of the Company until the next annual meeting of stockholders of the Company and until his successor is elected and qualified or until his earlier death, disqualification, resignation or removal.

Mr. Swidarski will be compensated in accordance with the Company’s non-employee director compensation policy, pursuant to which he will receive an annual retainer of $20,000. In connection with his appointment, he was also granted 100,000 stock options which will vest over three years.

On May 22, 2014, the Company issued a press release announcing the appointment of Mr. Swidarski to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release dated May 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014
ENERGY FOCUS, INC.

	By:	/s/ Frank Lamanna
	Name:	Frank Lamanna
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 22, 2014

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